UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2019

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market
Common Stock Purchase Warrants	SNGXW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2019, the stockholders of Soligenix, Inc. (the “Company”) approved an amendment (the “Equity Plan Amendment”) to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) to increase (i) the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”) available for issuance under the plan by 1,000,000 shares, bringing the total shares reserved for issuance under the plan to 2,000,000 shares, and (ii) (a) the maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year, (b) the maximum benefit that will be paid to any person under performance awards in any calendar year, and (c) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, in each case from 60,000 to 120,000 shares. The Board of Directors (the “Board”) of the Company had previously adopted the Equity Plan Amendment, subject to approval by the stockholders.

The Company’s Proxy Statement on Schedule 14A (as amended, the “Proxy Statement”) for its 2019 Annual Meeting of Stockholders, which the Company filed with the U.S. Securities and Exchange Commission on July 26, 2019, included a summary description of the 2015 Plan, as well as the full text of the 2015 Plan, as proposed to be amended, as Annex A thereto. The summary of the 2015 Plan contained in the Proxy Statement and the above description do not purport to be complete and are qualified in their entirety by reference to the complete text of the 2015 Plan, as amended, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On September 11, 2019, the Company announced the appointment of Jonathan L. Guarino as Senior Vice President and Chief Financial Officer effective as of September 9, 2019. Mr. Guarino, age 47, has more than 20 years of industry experience at both public and private companies. From September 2016 to July 2019, he served as Corporate Controller for Hepion Pharmaceuticals, Inc. (formerly ContraVir Pharmaceuticals, Inc.), a New Jersey-based public biotechnology company, where he contributed to the establishment of the financial infrastructure, as well as assisted with capital fund-raising and debt financings. He worked as Controller for Suite K Value Added Services LLC, from August 2015 to September 2016, and as senior manager of technical accounting for Covance, Inc., and from June 2014 to May 2015. Prior to these positions, he held accounting and finance positions of increasing importance with several companies, including PricewaterhouseCoopers LLP, BlackRock, Inc. and Barnes & Noble, Inc. Mr. Guarino is a CPA (certified public accountant) and CGMA (chartered global management accountant), who received his BS in Business from Montclair State University.

In connection with the appointment of Mr. Guarino to the position of Senior Vice President and Chief Financial Officer, the Company entered into a one-year employment agreement with Mr. Guarino (the “Employment Agreement”) effective as of September 9, 2019. The Employment Agreement provides that Mr. Guarino will be an employee “at will” and includes his expected compensation package. Pursuant to the Employment Agreement, Mr. Guarino will receive an annual base salary of $220,000 and a targeted annual bonus of 30% of base salary, and will be granted, as an inducement award, an option to purchase 40,000 shares of Common Stock. The option vests immediately as to 10,000 shares and vests as to the remainder of the shares on each three (3) month anniversary of the grant at a rate of 2,500 shares per quarter. The exercise price of the option shall be equal to the market price of the Common Stock as of the market close on September 6, 2019. The term of the Employment Agreement automatically renews for successive periods of one year, unless the Company or Mr. Guarino delivers notice of an election not to renew the term at least three (3) months prior to the end of the employment term. Upon termination without “Just Cause”, as defined in the Employment Agreement, the Company would pay Mr. Guarino three months of severance, plus any accrued salary, bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

The Company also announced that on September 6, 2019 Karen Krumeich informed the Company that she will be resigning from her position as Chief Financial Officer and Senior Vice President of the Company to allow her to pursue new opportunities, and not as a result of any disagreement or dispute with the Company or its management. While the effective date of Ms. Krumeich’s resignation is September 6, 2019, she will remain available, on an as needed basis, for up to 30 days to ensure a smooth and easy transition and to discuss her workload with, and provide status updates to, Mr. Guarino.

A copy of the Press Release announcing Mr. Guarino’s appointment and Ms. Krumeich’s resignation is attached hereto as Exhibit 99.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 6, 2019, the Company held its 2019 Annual Meeting of Stockholders, at which the following items were voted upon:

(1)	Election of Directors:

The following six nominees were elected as directors to serve until the 2020 Annual Meeting of Stockholders by votes as follows:

Name	For	Withheld
Gregg A. Lapointe, CPA	6,254,996	269,604
Diane L. Parks	6,255,477	269,123
Mark E. Pearson	5,843,114	681,486
Robert J. Rubin, MD	5,816,855	707,745
Christopher J. Schaber, PhD	6,223,342	301,258
Jerome B. Zeldis, MD, PhD	5,844,789	679,811

There were 8,780,171 broker non-votes in the election of directors.

(2)	The approval of an amendment to the 2015 Equity Incentive Plan to increase (i) the maximum number of shares of Common Stock available for issuance under the plan by 1,000,000 shares, bringing the total shares reserved for issuance under the plan to 2,000,000 shares, and (ii) (a) the maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year, (b) the maximum benefit that will be paid to any person under performance awards in any calendar year, and (c) the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, in each case from 60,000 to 120,000 shares:

The proposal to approve the Equity Plan Amendment was approved, and the votes were as follows:

For	Against	Abstain
5,440,097	1,071,095	13,408

There were 8,780,171 broker non-votes on this proposal.

(3)	Non-binding advisory vote on executive compensation:

The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s 2019 proxy statement was approved, and the votes were as follows:

For	Against	Abstain
6,134,855	308,713	81,032

There were 8,780,171 broker non-votes on this proposal.

(4)	Non-binding advisory vote on the frequency of holding an advisory vote on executive compensation:

The stockholders selected the option of one year in the proposal to indicate, by a non-binding advisory vote, the frequency with which the Company holds an advisory vote on the compensation of the Company’s named executive officers. Consistent with the selection of the stockholders, the Board has determined to hold an advisory vote on executive compensation every year. The stockholder votes on this proposal were as follows:

One Year	Two Years	Three Years	Abstain
6,168,182	212,241	113,277	30,900

There were no broker non-votes on this proposal

(5)	Ratification of the Appointment of Independent Registered Public Accounting Firm:

The proposal to ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019 was approved by votes as follows:

For	Against	Abstain
14,969,510	231,488	103,773

There were no broker non-votes on this proposal.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Soligenix, Inc. 2015 Equity Incentive Plan, as amended on as amended on June 18, 2017 and September 27, 2018 and as proposed to be amended on September 6, 2019.

10.2	Employment Agreement dated as of September 6, 2019 between the Company and Jonathan L. Guarino.

99.1	Press Release dated September 11, 2019 issued by Soligenix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

September 11, 2019	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D. President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Soligenix, Inc. 2015 Equity Incentive Plan, as amended on as amended on June 18, 2017 and September 27, 2018 and as proposed to be amended on September 6, 2019.

10.2	Employment Agreement dated as of September 6, 2019 between the Company and Jonathan L. Guarino.

99.1	Press Release dated September 11, 2019 issued by Soligenix, Inc.